Exhibit 99.1

ClearPoint Receives Response from Nasdaq Regarding Notice Related to Listing Standards

CHALFONT, PA, July 22, 2008/PRNewswire/ — ClearPoint Business Resources, Inc. (Nasdaq: CPBR), a provider of innovative workforce management solutions, previously announced that, on May 22, 2008, it received a letter from The Nasdaq Stock Market indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(3) which requires the Company to maintain either (i) $2,500,000 of stockholders’ equity, (ii) $35,000,000 market value of listed securities or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

On June 13, 2008, the Company provided to Nasdaq a plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time frame for completion of the plan. On July 16, 2008, the Staff notified the Company that it had reviewed the Company’s plan and determined to delist the Company’s securities from The Nasdaq Capital Market. Unless the Company requests an appeal of this determination, trading of the Company’s common stock, units and warrants will be suspended at the opening of business on July 25, 2008 and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Capital Market.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Factors that could cause actual results to differ from those anticipated include, but are not limited to, risks and uncertainties detailed in the reports filed by the Company with the SEC. You should not place undue reliance on the Company’s forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statements.

About ClearPoint

ClearPoint Business Resources, Inc. (“ClearPoint”) is a workforce management solutions provider to clients ranging from small businesses to Fortune 500 companies. ClearPoint’s iLabor network is a proprietary technology-based platform that provides its clients with a comprehensive web-based portal to streamline the process involved in procurement and management of temporary labor. Orders placed by ClearPoint’s clients are fulfilled through a network of ClearPoint-approved staffing vendors. The iLabor platform provides a virtual marketplace for the electronic procurement (“e-procurement”) of temporary labor and provides the client with one contract and one contact point to order temporary labor on a national scale. iLabor is an on-demand e-procurement solution that is hosted by ClearPoint which eliminates the need for clients to install and maintain costly hardware and software applications. The client can access iLabor through standard Internet connections and web browsers, and is assigned access codes and account information, eliminating the need for time consuming and costly systems integrations. The iLabor platform provides real-time feedback on all posted positions and provides a centralized reporting mechanism for clients to review and monitor their spending on temporary labor on a national basis. The iLabor network is a technology-based procurement method that provides a low cost and easy alternative for ClearPoint’s clients, as well as traditional staffing companies in the industry, to procure temporary labor through a large ClearPoint-approved staffing vendor network that has broad national coverage. The iLabor platform is a fully scalable product offering that can accommodate significant growth in transaction volumes for ClearPoint without significant increases to the Company’s existing cost structure.

For more information about ClearPoint, visit www.clear-point.com.

Contact Information:

Michael Traina, CEO

ClearPoint Business Resources, Inc.

(215) 997-7710

mtraina@clear-point.com